UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2015

AXIALL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-09753	58-1563799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Abernathy Road, Suite 1200, Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (770) 395 - 4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Named Executive Officer

On September 25, 2015, Axiall Corporation (the “Company”) announced that Mark Orcutt will step down from his current position as the Company’s Executive Vice President, Building Products, effective September 25, 2015. Mr. Orcutt’s departure from the Company will be treated as a qualifying termination entitling him to severance under the Company’s executive officer and key employee severance plan (the “Severance Plan”) and pro rata vesting of certain outstanding equity awards under the Company’s existing equity incentive plans. In connection with his departure, the Company expects that Mr. Orcutt and the Company will enter into customary releases. The Severance Plan has been previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2013, which Severance Plan is incorporated herein by reference.

Appointment of Senior Vice President, Building Products

On September 25, 2015, the Company announced that its Board of Directors (the “Board”) has promoted Simon Bates, age 49, to become Senior Vice President, Building Products, effective September 25, 2015. In connection with his promotion, Mr. Bates’s base salary will be $425,000  per annum and his annual incentive bonus target for 2015  will be 65% of his new base salary, depending on the Company’s attainment of certain financial, strategic and operational goals, as well as the financial performance of the Company’s Building Products division.  In addition, Mr. Bates will be eligible to receive a $600,000  bonus that is scheduled to be paid on the earlier of December 31, 2017, or the date on which the Company consummates any sale of its Building Products division (a “BP Transaction”), if applicable, following the completion of its on-going strategic review of its Building Products division. In addition, Mr. Bates will receive a grant of restricted stock units on the effective date of his promotion, with a total grant value of $336,000, which will be scheduled to vest in three equal amounts on each of the first three anniversaries of the grant date; provided that, in the event the Company consummates a BP Transaction, any of those restricted stock units that are not vested at that time would vest immediately, as would all unvested restricted stock units granted to Mr. Bates prior to the date of his promotion.  Mr. Bates also will be entitled to participate in the Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXIALL CORPORATION

	By:	/s/ Todd King
	Name:	Todd King
	Title:	Vice President and Corporate Secretary

Date: September 25, 2015